                                                                     EXHIBIT 4.2

                               TMP WORLDWIDE INC.
                             STOCK OPTION AGREEMENT

    AGREEMENT ("Agreement") made as of the       of             , 199  , by and
between TMP WORLDWIDE INC. a Delaware corporation (the "Company")
and                        (the "Optionee").

                              W I T N E S S E T H:

    WHEREAS, pursuant to the TMP Worldwide Inc. 1999 Long Term Incentive Plan (the "Plan"), the Company desires to grant to the Optionee and the Optionee desires to accept an option to purchase shares of common stock, $.001 par value, of the Company (the "Common Stock") upon the terms and conditions set forth in this Agreement;

    NOW, THEREFORE, the parties hereto agree as follows:

    1. Grant. The Company hereby grants to the Optionee an option to purchase
            shares of Common Stock at a purchase price per share of $      .
This option is intended to be treated as an option that does not qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

    2. Vesting. Except as specifically provided otherwise herein, the option will become exercisable, if at all, in accordance with the following schedule based upon the number of full years of the Optionee's continuous service with the Company or an affiliate (as defined below) of the Company following the date of this Agreement:

                                                                      INCREMENTAL       CUMULATIVE
                                                                     PERCENTAGE OF     PERCENTAGE OF
                                                                        OPTION            OPTION
FULL YEARS OF CONTNUOUS EMPLOYMENT/SERVICE                            EXERCISABLE       EXERCISABLE
-----------------------------------------------------------------  -----------------  ---------------
Less than 1......................................................              0%                0%
        1........................................................             25%               25%
        2........................................................             25%               50%
        3........................................................             25%               75%
        4 or more................................................             25%              100%

If the Optionee performs services for the Company or an affiliate of the Company in a capacity other than as a director or employee, then, for purposes hereof, those services will be deemed to be continuous until they are terminated, and they will be deemed to be terminated at the time provided therefor in the consulting or other agreement governing the performance of such services or, if there is no such agreement, at the time the Company or an affiliate of the Company notifies the Optionee that it no longer contemplates the utilization of such services. Any fractional shares resulting from the strict application of the incremental percentages set forth above will be disregarded and the actual number of shares vesting on any specific date will cover only the full number of shares determined by applying the relevant incremental percentage. Unless sooner terminated, the option will expire if and to the extent it is not exercised within ten years from the date hereof.

    3. EXERCISE. Any portion of the option which has vested and is exercisable may be exercised in whole or in part by delivering to the Vice-President, Human Resources of the Company ("VP-Human Resources") at its corporate headquarters in New York, New York (a) a written notice specifying (1) the number of shares to be purchased, (2) the date of this Agreement and the specific number of shares referred to in Section 1 of this Agreement, (3) the Optionee's home address and, if the Optionee has one, the Optionee's social security or U.S. taxpayer identification number and (4) delivery instructions with respect to the shares of Common Stock issuable upon exercise, and (b) payment in full of the exercise price, together with the amount, if any, deemed necessary by the Company to enable it to satisfy any income tax withholding obligations with respect to the exercise (unless other arrangements acceptable to the Company in its sole discretion have been made). The Company may from time to time change (or provided alternatives to) the method of exercise of the option granted hereunder by notice to the Optionee, it being understood that from and after such notice the Optionee will be bound by the method (or alternatives) specified in any such notice. The Company (in its sole and absolute discretion) may permit all or part of the exercise price to be paid with previously-owned shares of Common Stock, or in installments (together with interest) evidenced by the Optionee's secured promissory note.

    4. ISSUANCE OF SHARES. No shares of Common Stock shall be sold or delivered hereunder until full payment for such shares has been made. The Optionee shall have no rights as a stockholder with respect to any shares covered by the option until a stock certificate for such shares is issued to the Optionee. Except as otherwise provided herein, no adjustment shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

    5. NO ASSIGNMENT OF OPTION. This option is not assignable or transferable except upon the Optionee's death to a beneficiary designated by the Optionee in a written beneficiary designation filed with the Company or, if no duly designated beneficiary shall survive the Optionee, pursuant to the Optionee's will and/or by the laws of descent and distribution, and is exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative.

    6. TERMINATION OF EMPLOYMENT OR SERVICE. If the Optionee ceases to be employed by or to perform services for the Company or any of its affiliates for any reason other than death, then, unless sooner terminated, that portion of the option which is exercisable on the date of the Optionee's termination of employment or service will remain exercisable for a period of six months after such date (twelve months in the case of an Optionee whose employment or service terminates by reason of disability (as defined below)), and the remaining portion of the option will automatically expire on such date. If the Optionee's employment or service terminates by reason of the Optionee's death, then, unless sooner terminated, the option will become fully vested (to the extent it was not vested on the date of death) and will remain exercisable by the Optionee's beneficiary for a period of twelve months after the date of the Optionee's death. Any vested option which is not exercised within the applicable six- or twelve-month period following termination of employment or service will automatically expire. For purposes hereof, the term "disability" means the inability of the Optionee to perform the customary duties of the Optionee's employment or other service for the Company or an affiliate of the Company by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration as determined by the Board of Directors of the Company (the "Board") in its sole and absolute discretion.

    7. SECURITIES REGISTRATION REQUIREMENT. Notwithstanding anything herein to the contrary, the option may not be exercised unless and until a registration statement covering the shares of Common Stock issuable upon exercise of the option granted hereunder has been filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the option shall in no event be exercisable and shares shall not be issued hereunder if, in the opinion of counsel to the Company, such exercise and/or issuance may result in a violation of federal or state securities laws or the securities laws of any other relevant jurisdiction. Nothing in this Agreement shall be deemed to obligate the Company to effect any such registration.

    8.  CAPITAL AND CORPORATE CHANGES.

        (a) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The number and class of shares covered by this option and, if applicable, the exercise price per share shall be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company's capital stock.

        (b) CHANGE IN CONTROL. If, in connection with a Change in Control (defined below), the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock (whether or not such Exchange Stock is the sole consideration), and if the Board so directs, then this option will be converted into an option to purchase shares of Exchange Stock. The number of shares and exercise price under the converted option will be determined by adjusting the number of shares and exercise price under this option on the same basis as the determination of the number of shares of Exchange Stock the holders of Common Stock will receive in connection with the Change in Control and, unless the Board determines otherwise, the vesting conditions with respect to the converted options will be substantially the same as the vesting conditions set forth herein. If the Board does not direct a conversion of the outstanding option in connection with a Change in Control, then the Optionee will be permitted to exercise the outstanding option in whole or in part (whether or not otherwise vested or exercisable) prior to the Change in Control, and any outstanding option which is not exercised before the Change in Control will thereupon terminate.

        (c) DEFINITION OF CHANGE IN CONTROL. For purposes hereof, the term "Change in Control" shall be deemed to occur if (1) there shall be consummated (A) any consolidation, merger or reorganization involving the Company, unless such consolidation, merger or reorganization is a "Non-Control Transaction" (as defined below) or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or
    (2) the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company, or (3) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 40% or more of the Company's outstanding Common Stock other than (a) a person who owns or owned shares of Class B Common Stock of the Company, (b) pursuant to a plan or arrangement entered into by such person and the Company or (c) pursuant to receipt of such shares from a stockholder of the Company pursuant to such stockholder's will or the laws of descent and distribution, or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. A "Non-Control Transaction" shall mean a consolidation, merger or reorganization of the Company where (1) the stockholders of the Company immediately before such consolidation, merger or reorganization own, directly or indirectly, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such consolidation, merger or reorganization (the "Surviving Corporation"), (2) the individuals who were members of the Board of the Company immediately prior to the execution of the agreement providing for such consolidation, merger or reorganization constitute at least 50% of the members of the Board of Directors of the Surviving Corporation, or a corporation directly or indirectly beneficially owning a majority of the voting securities of the Surviving Corporation and (3) no person (other than (a) the Company, (b) any subsidiary of the Company, (c) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any subsidiary, or (d) any person who, immediately prior to such consolidation, merger or reorganization, beneficially owned more than 40% of the combined voting power of the Company) beneficially owns more than 40% of the combined voting power of the Surviving Corporation's then outstanding voting securities.

        (d) FRACTIONAL SHARES. In the event of any adjustment in the number of shares covered by this option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded, and the option, as adjusted, will cover only the number of full shares resulting from the adjustment.

        (e) DETERMINATION OF BOARD TO BE FINAL. All adjustments under this Section shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

    9. NONSOLICITATION; CONFIDENTIALITY. As a material inducement to the Company to grant this option and to enter into this Agreement, the Optionee hereby expressly agrees to be bound by the following covenants, terms and conditions.

        (a) During the course of the Optionee's relationship with the Company or any of its affiliates, the Optionee has had, and will have, access to trade secrets, proprietary and confidential information relating to the Company and its affiliates and their respective clients, including but not limited to, marketing data, financial information, client lists (including without limitation, Rolodex type or computer based compilations maintained by the Company or its affiliates or the Optionee), and details of programs and methods, pricing policies, strategies, profit margins and software, in each case of the Company, its affiliates and/or their respective clients. During the term of the Optionee's relationship with one or more of the Company and its affiliates and thereafter, the Optionee agrees to keep secret and retain in strictest confidence all of such trade secret, proprietary and confidential information, and will not disclose, disseminate or use such information for the Optionee's own advantage or for the advantage of any other person or entity. In the event disclosure of any such trade secret, proprietary and confidential information is required or purportedly required by law, the Optionee will provide the Company with prompt notice of any such requirement so that the Company may seek an appropriate protective order.

        (b) Through the date which is one year after the last day of the Optionee's employment or service for the Company or any of its affiliates (the "Termination Date"), except prior to the Termination Date on behalf of the Company and its affiliates in accordance with the terms of the Optionee's employment or other relationship, the Optionee will not, directly or indirectly, solicit or perform Business (as defined below) related services for, or interfere with or endeavor to entice away from the Company or any of its affiliates, any client to whom the Company or any of its affiliates provided services at any time during the 12 months preceding the Termination Date, or any prospective client to whom the Company or any of its affiliates had made a formal presentation at any time during the 12 months preceding the Termination Date, and the Optionee will not, directly or indirectly, hire, attempt to hire, solicit for employment or encourage the departure of any employee of the Company or any of its affiliates or any individual who was employed by the Company or any of its affiliates at any time during the 12 months preceding the Termination Date. As used herein, the term "Business" means the yellow pages advertising business, the recruitment advertising business, the search and selection business, the Internet advertising business and any other business in which the Company or any of its affiliates is currently involved or becomes engaged at any time prior to the Termination Date. As used in this agreement, the term "affiliate" means an affiliate of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended.

        (c) The Optionee acknowledges that in the event the Optionee violates any provisions of this Section 9, in addition to its other rights and remedies, the Company shall be entitled to injunctive relief without the necessity of proving actual damages. The Optionee acknowledges that if any provision of this Section 9 is held to be unenforceable, the court making such holding shall have the power to modify such provision and in its modified form such provision shall be enforced.

        (d)  The Optionee acknowledges and agrees that the provisions of this
    Section 9 are IN ADDITION TO, and not in lieu of, any non-solicitation, confidentiality, non-competition and/or similar obligations which the Optionee may have with respect to the Company and/or its affiliates, whether by agreement, fiduciary obligation or otherwise and that the grant and exercisability of the option contemplated by this Agreement are expressly made contingent on the Optionee's compliance with the provisions of this
    Section 9. Without in any way limiting the provisions of this Section 9, the Optionee further acknowledges and agrees that the provisions of this Section 9 shall remain applicable in accordance with their terms after the Optionee's Termination Date, whether the Optionee's termination or cessation of employment or service is voluntary or involuntary.

    10. NO EMPLOYMENT OR SERVICE RIGHTS. Nothing in this Agreement, including but not limited to the provisions of Sections 15 or 16 below, shall give the Optionee any right to continue in the service or employment of the Company or any affiliate of the Company, or interfere in any way with the right of the Company or any affiliate of the Company to terminate the service or employment of the Optionee.

    11. PLAN PROVISIONS. The provisions of the Plan shall govern if and to the extent that there are inconsistencies between those provisions and the provisions hereof. The Optionee acknowledges receipt of a copy of the Plan prior to the execution of this Agreement.

    12. ADMINISTRATION. The committee appointed by the Board to administer the Plan will have full power and authority to interpret and apply the provisions of this Agreement and act on behalf of the Company and the Board in connection with this Agreement, and the decision of the committee as to any matter arising under this Agreement shall be binding and conclusive as to all persons.

    13. BINDING EFFECT; HEADINGS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The subject headings of Sections of this Agreement are included for the purpose of convenience only and shall not affect the construction or interpretation of any of its provisions.

    14. APPLICABLE LAW. Except with respect to Sections 15 and 16 below, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral with respect to its subject matter and may not be modified except by written instrument executed by the parties. The Optionee has not relied on any representation not set forth in this Agreement.

    15.  AGREEMENT TO ARBITRATE CLAIMS (EMPLOYMENT AND TERMINATION OF
EMPLOYMENT).

        (a) In the event the Optionee is, was or at any time hereafter becomes an employee of the Company or any of its affiliates, any controversy or claim (contract, tort, or statutory) under federal, state, or local law between the Company or any of its affiliates (or any of their respective benefit plans, benefit plan sponsors, fiduciaries, administrators, successors and assigns) and the Optionee arising out of or in connection with the Optionee's employment with the Company or any of its affiliates, or the termination of that employment (with the exception of any workers' compensation or unemployment compensation claims, claims for employee benefits where the applicable benefit plan or pension plan expressly specifies that its claims procedure shall culminate in an arbitration procedure different from the one described in this Section 15 or any claim included under or referred to in Section 9(c) or 9(d) of this Agreement), including WITHOUT LIMITATION the construction or application of any of the terms, provisions or conditions of this Agreement, shall be submitted to final and binding arbitration in accordance with this Section 15. With respect to individuals who at the time of the option grant or thereafter are, were or at any time hereafter become employed by the Company or any of its affiliates in, or are, were or become residents or citizens of, the United States ("U.S. Employees"), such arbitration shall be compelled and enforced according to the Federal Arbitration Act and shall be conducted according to the then-current National Rules for the Resolution of Employment Disputes of the American Arbitration Association except as otherwise provided herein. With respect to all individuals who are, were or become employees of the Company or any of its affiliates who do not qualify as U.S. Employees under the foregoing definition, such arbitration shall be compelled, enforced and conducted according to such rules as the parties may agree at the time of commencement of the arbitration and, in the absence of any such agreement, in accordance with the Federal Arbitration Act and the then-current National Rules for the Resolution of Employment Disputes of the American Arbitration Association except as otherwise provided herein. The current National Rules, and other information about the American Arbitration Association, can be accessed via the Internet at WWW.ADR.ORG or can be obtained from the Company by a request directed to its VP-Human Resources. The arbitrator shall be appointed by agreement of the parties hereto or, if no agreement can be reached, by the American Arbitration Association pursuant to its rules. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state or other jurisdiction in which the claim arose, or federal law, or both, as applicable to the claim(s) asserted. Without limiting the arbitrator's power and authority, it is understood that (i) the arbitrator shall have exclusive authority to resolve any dispute relating to the interpretation, applicability or formation of this Agreement, including but not limited to the provisions of this Section 15, and any claim that all or any part of this Agreement is void or voidable and (ii) the arbitrator shall have the authority to entertain motions to dismiss and motions for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure (unless otherwise agreed to by the parties in connection with disputes involving a non-US Employee).

        (b) Without in any way limiting the breadth of the controversies or claims intended to be covered by the arbitration agreement set forth in this
    Section 15, it is understood and agreed that this agreement to arbitrate shall include WITHOUT LIMITATION any and all controversies, claims or allegations arising out of or in connection with the Age Discrimination in Employment Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Rehabilitation Act, the Employee Retirement Income Security Act, the Equal Pay Act, the Uniformed Services Employment and Reemployment Rights Act, the Worker Adjustment and Retraining Notification Act, any federal, state or local statute prohibiting discrimination or harassment (on the basis of sex, race, color, national origin, ancestry, religion, age, marital status, veteran status, pregnancy, sexual orientation, medical condition, handicap, disability or otherwise), any alleged wrongful employment practice, any alleged wrongful termination, and any allegation concerning the failure to pay wages, bonuses, compensation or benefits.

        (c) The aggrieved party must initiate arbitration by sending written notice of an intention to arbitrate by registered or certified mail or by courier to the other party. The notice to the Company or one of its affiliates shall be sent to the Company's VP-Human Resources. The notice to the Optionee shall be sent to the Optionee's last known address (as noted in the Optionee's personnel file). This notice must contain a description of the dispute and the remedy sought. The arbitrator shall be impartial and experienced in employment matters. Judgment on the award the arbitrator renders may be entered in any court having jurisdiction over the parties. The arbitration shall be conducted in the county or within 75 miles of the county where the Optionee is employed or was last employed by the Company or one of its affiliates. Each party may be represented by an attorney or other representative selected by the party. Each party shall have the right to take the deposition of one individual and any expert witness proposed to be utilized by another party and to make requests for production of documents; additional discovery may be had only where the arbitrator selected pursuant to this Section 15 so orders, upon showing of substantial need. Each party shall have the right to subpoena witnesses and documents for the arbitration. At least

    30 days before the arbitration, each party must provide to the other lists of witnesses, including any expert, and copies of all exhibits intended to be used at arbitration.

        (d) Each party to the arbitration shall equally share the fees and costs of the arbitrator. Each party will deposit funds or post other appropriate security for its share of the arbitrator's fees, in an amount and manner determined by the arbitrator, 10 days before the first day of hearing. If the Optionee cannot pay the Optionee's share of arbitrator fees and other related costs due to financial hardship, the Optionee can make a request to the arbitrator for financial relief. If the arbitrator agrees that the Optionee cannot pay and grants the Optionee's request, the other party to the arbitration (or the Company) shall advance the Optionee's share of the fee and other related costs, or any portion thereof so ordered by the arbitrator. If this occurs, the Optionee understands that the arbitrator is required to address the Optionee's share of the arbitrator's fee and other related costs, and the Optionee's potential obligation to reimburse the other party to the arbitration (or the Company) for that fee and those costs, in the arbitrator's decision. Each party to the arbitration shall pay for its own costs and attorneys' fees, if any, incurred in pursuing or defending the claim submitted to arbitration. However, if any party prevails on a statutory claim which affords the prevailing party attorneys' fees, or if there is a written agreement providing for attorneys' fees, the arbitrator may award reasonable attorneys' fees to the prevailing party. The arbitrator may also award costs, including the cost of the arbitrator's fees, to the prevailing party.

        (e) This agreement to arbitrate shall survive the expiration or termination of this Agreement and termination of the Optionee's employment for any reason. This arbitration procedure, which substitutes an arbitral forum for a judicial forum, is intended to be the exclusive method of resolving any claim arising out of or in connection with the Optionee's employment with the Company or any of its affiliates, or the termination of that employment, with the exception of any workers' compensation claim or unemployment compensation claim, any claim for employee benefits where the applicable benefit plan or pension plan expressly specifies that its claims procedure shall culminate in an arbitration procedure different from the one described in this Section 15 or any claim or obligation included under or referred to in Section 9(c) or 9(d) of this Agreement. If any part of this agreement to arbitrate is found to be void as a matter of law or public policy, the remainder of the agreement to arbitrate will continue to be in full force and effect to the maximum extent permissible.

        (f) No claim may be brought under this arbitration procedure on behalf of any other person or entity. The Company and its affiliates (and any of their respective benefit plans, benefit plan sponsors, fiduciaries, administrators, successors or assigns) reserve the right to sever or consolidate claims in each instance at its option in order to facilitate case processing and to lower costs.

    16.  AGREEMENT TO ARBITRATE CLAIMS (NON-EMPLOYMENT MATTERS).

        (a) Any controversy or claim (contract, tort, or statutory) under federal, state, or local law between the Company or any of its affiliates (or any of their respective benefit plans, benefit plan sponsors, fiduciaries, administrators, successors and assigns) and the Optionee that is not covered by the provisions of Section 15 above, including but not limited to those arising out of or in connection with the Optionee's services for the Company or any of its affiliates in a capacity other than as an employee, or the termination of those services (with the exception of any workers' compensation claim or unemployment compensation claim, any claim for employee benefits where the applicable benefit plan or pension plan expressly specifies that its claims procedure shall culminate in an arbitration procedure different from the one described in Section 15 above or any claim included under or referred to in Section 9(c) or 9(d) of this Agreement), including WITHOUT LIMITATION the construction or application of any of the terms, provisions or conditions of this Agreement (in the event the provisions of Section 15 are inapplicable to the construction or application of the terms, provisions or conditions of this Agreement), shall be submitted to final and binding arbitration in accordance with this Section 16. With respect to
    (i) individuals who at any time provide or provided any services to the Company in the United States, or are, were or become residents or citizens of, the United States, or (ii) any controversy or claim relating to any issue arising in the United States (the items described in (i) and (ii) are collectively referred to as "US Claims"), the arbitration contemplated by this Section 16 shall be compelled and enforced according to the Federal Arbitration Act and shall be conducted according to the then-current Commercial Arbitration Rules of the American Arbitration Association except as otherwise provided herein. With respect to any other arbitration contemplated by this Section 16 that is not dealt with in the preceding sentence, such arbitration shall be compelled, enforced and conducted according to such rules as the parties may agree at the time of commencement of the arbitration and, in the absence of any such agreement, in accordance with the Federal Arbitration Act and the then-current Commercial Arbitration Rules of the American Arbitration Association except as otherwise provided herein. The current Commercial Arbitration Rules, and other information about the American Arbitration Association, can be accessed via the Internet at WWW.ADR.ORG or can be obtained from the Company by a request directed to its Vice-President, Human Resources. The arbitrator shall be appointed by agreement of the parties hereto or, if no agreement can be reached, by the American Arbitration Association pursuant to its rules. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state or other jurisdiction in which the claim arose, or federal law, or both, as applicable to the claim(s) asserted. Without limiting the arbitrator's power and authority, it is understood that (i) the arbitrator shall have exclusive authority to resolve any dispute relating to the interpretation, applicability or formation of this Agreement, including but not limited to the provisions of this Section 16, and any claim that all or any part of this Agreement is void or voidable and (ii) the arbitrator shall have the authority to entertain motions to dismiss and motions for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure (unless otherwise agreed to by the parties in connection with disputes involving a non-US Claim).

        (b) The aggrieved party must initiate arbitration by sending written notice of an intention to arbitrate by registered or certified mail or by courier to the other party. The notice to the Company or one of its affiliates shall be sent to the Company's VP-Human Resources. The notice to the Optionee shall be sent to the Optionee's last known address (as noted in the records of the Company or an affiliate of the Company). This notice must contain a description of the dispute and the remedy sought. The arbitrator shall be impartial and experienced in commercial matters. Judgment on the award the arbitrator renders may be entered in any court having jurisdiction over the parties. The arbitration shall be conducted in the county or within 75 miles of the county (x) where the Optionee provides services to, or last provided services to, the Company or one of its affiliates in a capacity other than as an employee or, if no services are or were provided by the Optionee in any such capacity, (y) where the issue arose. Each party may be represented by an attorney or other representative selected by the party. Each party shall have the right to take the deposition of one individual and any expert witness proposed to be utilized by another party and to make requests for production of documents; additional discovery may be had only where the arbitrator selected pursuant to this Section 16 so orders, upon showing of substantial need. Each party shall have the right to subpoena witnesses and documents for the arbitration. At least 30 days before the arbitration, each party must provide to the other lists of witnesses, including any expert, and copies of all exhibits intended to be used at arbitration.

        (c) Each party to the arbitration shall equally share the fees and costs of the arbitrator. Each party will deposit funds or post other appropriate security for its share of the arbitrator's fees, in an amount and manner determined by the arbitrator, 10 days before the first day of hearing. Each party to the arbitration shall pay for its own costs and attorneys' fees, if any, incurred in pursuing or defending the claim submitted to arbitration. However, if any party prevails on a statutory claim which affords the prevailing party attorneys' fees, or if there is a written agreement providing for

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
    attorney's fees, the arbitrator may award reasonable attorneys' fees to the prevailing party. The arbitrator may also award costs, including the cost of the arbitrator's fees, to the prevailing party.

        (d) This agreement to arbitrate shall survive the expiration or termination of this Agreement and termination of the Optionee's relationship with the Company or any of its affiliates for any reason. This arbitration procedure, which substitutes an arbitral forum for a judicial forum, is intended to be the exclusive method of resolving any claim or controversy that is not covered by the provisions of Section 15 above, including but not limited any claim or controversy arising out of or in connection with the Optionee's services for the Company or any of its affiliates in a capacity other than as an employee, or the termination of those services, but this arbitration procedure does not apply to any workers' compensation claim or unemployment compensation claim, any claim for employee benefits where the applicable benefit plan or pension plan specifies that its claim procedure shall culminate in an arbitration procedure different from the one described in Section 15 above, or to any claim or obligation included under or referred to in Section 9(c) or 9(d) of this Agreement. If any part of this agreement to arbitrate is found to be void as a matter of law or public policy, the remainder of the agreement to arbitrate will continue to be in full force and effect to the maximum extent permissible.

        (e) No claim may be brought under this arbitration procedure on behalf of any other person or entity. The Company and its affiliates (and any of their respective benefit plans, benefit plan sponsors, fiduciaries, administrators, successors or assigns) reserve the right to sever or consolidate claims in each instance at its option in order to facilitate case processing and to lower costs.

    THE OPTIONEE ACKNOWLEDGES THAT THE OPTIONEE (1) HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT, (2) HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS ALL OF ITS TERMS, INCLUDING BUT NOT LIMITED TO (X) THE PROVISIONS RELATING TO CONFIDENTIALITY AND NON-SOLICITATION AND (Y) THE PROVISIONS REQUIRING MANDATORY ARBITRATION OF CONTROVERSIES OR CLAIMS WHETHER OR NOT RELATED TO THE OPTION GRANTED HEREUNDER, AND (3) UNDERSTANDS THAT THE OPTIONEE IS GIVING UP VALUABLE RIGHTS, INCLUDING A RIGHT TO A JURY TRIAL.

    IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                          TMP WORLDWIDE INC.

                                          By:
                                          --------------------------------------

                                          --------------------------------------

                                          Optionee

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